Exhibit 10.1

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of June 2, 2026 (the “Initial Closing Date”), is by and among: (i) Commnet Wireless, LLC, a Delaware limited liability company (“Commnet”), Alloy, Inc., a Delaware corporation (“Alloy”), Arizona Nevada Tower Company, LLC, a Nevada limited liability company, Commnet Four Corners, LLC, a Delaware limited liability company (“Commnet Four Corners”), Commnet of Arizona, LLC, a Delaware limited liability company, Commnet of Nevada, LLC, a Delaware limited liability company, Excomm, LLC, a Delaware limited liability company, and Mora Valley Wireless, LLC, a Delaware limited liability company (collectively with Commnet and Alloy, the “Commnet Parties” and, individually, each a “Commnet Party”); (ii) EIP Holdings IV, LLC, a Delaware limited liability company (“Buyer”); and (iii) Southwest Tower Holdings, LLC, a Delaware limited liability company (the “Sale Site Subsidiary”). Each Commnet Party, Buyer, and the Sale Site Subsidiary may be referred to, individually, as a “Party” and, collectively, as the “Parties”. Initially capitalized terms used in this Amendment have the meanings set forth in the PSA (as defined below).

Background

A.	The Parties are parties to the Purchase and Sale Agreement, dated as of February 11, 2026 (as amended, modified, and supplemented from time to time, the “PSA”).

B.	In connection with the Initial Closing, the Parties desire to make certain amendments to the PSA to and acknowledge certain matters, as more particularly set forth in this Amendment.

Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.	Amendments to PSA.

(a)	The Portfolio Site Information List attached as Schedule 1 to the PSA is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

(b)	The definition of “AT&T/Buyer Bifurcated License Agreements” in the PSA is hereby amended and restated in its entirety as follows:

“AT&T/Buyer Bifurcated License Agreements” means the bifurcated portion of the AT&T License Agreements that relates to the AT&T Sites and to which the Sale Site Subsidiaries are a party, as landlord.

(c)	The definition of “AT&T/Commnet Bifurcated License Agreements” in the PSA is hereby amended and restated in its entirety as follows:

“AT&T/Commnet Bifurcated License Agreements” means the bifurcated portion of the AT&T License Agreements that relates to the AT&T Sites and to which Commnet is a party, as landlord.

(d)	The definition of “Consideration Base Amount” in the PSA is hereby amended and restated in its entirety as follows:

“Consideration Base Amount” means an amount equal to $[***].

(e)	A new Section 7.2(f) is added to the PSA immediately after the existing Section 7.2(e), which Section 7.2(f) state the following:

The Parties understand and agree that, as of the Initial Closing Date, certain Portfolio Sites are subject to a zoning exemption (each, an “Exemption”) granted to the applicable Commnet Party(ies) by the [***] (“County”). If any such Portfolio Site becomes a Sale Site, then, during the period commencing on the Initial Site Closing Date for such Sale Site and continuing until the Final Subsequent Closing Date, Commnet shall take such actions and execute and deliver such documents and instruments as may be reasonably requested by Buyer (at Buyer’s sole cost and expense) to enable the applicable Sale Site Subsidiary to obtain any zoning, special use permits, variances, or governmental approvals required by the County with respect to any such Sale Site. Commnet’s cooperation under this Section 7.2(f) shall include, but not be limited to, within fifteen (15) days after receipt of a reasonable written request from Buyer: (i) the execution of any petitions, applications, or other items reasonably required by the County from Comment; and (ii) the provision to Buyer of any documents or information in Commnet’s possession that may assist Buyer in obtaining any permits, exemptions or approvals from the County. Nothing in this Section 7.2(f) shall require any Commnet Party to incur any out-of-pocket expenses or any financial liabilities.

(f)	Notwithstanding anything in the PSA to the contrary, the definition of Included Property shall include, and the definition of Excluded Assets shall not include, the buildings, huts, and equipment shelters (including common shelters) located at the Portfolio Sites identified on Exhibit B hereto to the extent that such Portfolio Sites are Managed Sites or Assignable Sites (collectively, the “Shelters”) unless, the Parties agree otherwise in the SLA for any such Portfolio Site. For the avoidance of doubt, any cabinets (interior or exterior) located at such Portfolio Sites are Excluded Asserts.

(g)	The definition of “Data Room” in the PSA is hereby amended and restated in its entirety as follows:

“Data Room” means, collectively, those folders of the electronic data room hosted by Datasite LLC that were established by Commnet under the name “Project Catapult” for the transactions contemplated by this Agreement that contain the documents and data to which Buyer or any of its Representatives had access as of the Initial Closing and all documents and data that were in the folders of such electronic data rooms at any time on or subsequent to the date on which Buyer or any of its Representatives first obtained access to the folders of such electronic data rooms; provided, however, that Data Room shall also be deemed to include all of the documents and data in the folders of the electronic data room hosted by Box, Inc. that were established by Buyer under the name “EIP-ATN-Shared Files” for the transactions contemplated by this Agreement.

2.	Updated Sections of the Commnet Disclosure Schedule. In accordance with Section 8.2(h) of the PSA, updated versions of Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.10, and 5.11 of the Commnet Disclosure Schedule are attached as Exhibit C hereto (which updated versions amend and restate such Sections of the Commnet Disclosure Schedule in their entirety). Notwithstanding anything to the contrary in the PSA, the Parties agree that such update was timely delivered by the Parties.

3.	Waiver of Condition Precedent. The Commnet Parties hereby waive the condition precedent set forth in Section 8.3(f) of the PSA.

4.	Credit for Interest on Deposit Amount. The Parties acknowledge and agree that: (i) the Deposit Amount paid to Commnet at the Initial Closing included interest that accrued through May 31, 2026, but did not include any interest for June, 2026 (the “June Interest”); (ii) the June Interest will be paid to Commnet by the Deposit Agent in July, 2026; and (iii) Buyer shall receive a credit equal to the amount of the June Interest toward any amounts payable to Commnet at the first Subsequent Closing.

5.	Further Assurances. Without limiting any provision of the PSA or the Collateral Agreements, from time to time, each Party agrees to execute and deliver such further instruments, agreements, and other documents and take such other reasonable actions as may be necessary, proper or advisable to carry out the purposes and intent of this Amendment and the transactions contemplated by this Amendment.

6.	Miscellaneous.

(a)	PSA. This Amendment is subject to the terms and conditions of the PSA.

(b)	Full Force and Effect. Except as specifically amended or modified in this Amendment, the terms and provisions of the PSA and any Collateral Agreements shall not be affected by this Amendment and shall continue in full force and effect.

(c)	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters, including matters of validity, construction, effect, performance and remedies (without regard to conflict of laws principles that would require the application of the laws of another jurisdiction).

(d)	Counterparts. This Amendment may be executed by original, facsimile, or electronic signatures (complying with the U.S. Federal ESIGN Act of 2000, 15 U.S.C. 96) and in any number of counterparts, all of which shall be considered one instrument. Counterparts, signed facsimile and electronic copies of this Amendment, shall legally bind the Parties to the same extent as original documents and shall have the same legal effect as original documents.

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SIGNATURE PAGE TO AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Initial Closing Date.

Commnet Wireless, LLC
Arizona Nevada Tower Company, LLC
Commnet Four Corners, LLC
Commnet of Arizona, LLC
Commnet of Nevada, LLC
Excomm, LLC
Mora Valley Wireless, LLC
Alloy, Inc.

By:	/s/ Naji Khoury
Naji Khoury, President

Southwest Tower Holdings, LLC

By:	Alloy, Inc., its Member

By:	/s/ Naji Khoury
Naji Khoury, President

EIP Holdings IV, LLC

By:	/s/ Michael Mackey
Michael Mackey, President